                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Catalina Marketing Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             (Catalina Corp. Logo)
                            NOTICE OF ANNUAL MEETING
                                 TO BE HELD ON
                                 JULY 26, 2001
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of CATALINA MARKETING CORPORATION, a Delaware corporation (herein called the "Company"), will be held at the offices of the Company, 200 Carillon Parkway, St. Petersburg, FL 33716 on July 26, 2001 at 8:30 AM (the "Annual Meeting") for the following purposes:

          1. To elect two Class I Directors;

          2. To approve an amendment to the Company's 1999 Stock Option Plan to increase by 400,000 the number of shares of the Company's Common Stock available under the 1999 Stock Option Plan for the grant of options, and the issuance of shares upon exercise thereof;

          3. To ratify and approve the Company's independent public accountants for fiscal 2002; and

          4. To consider and act upon any other matters which may properly come before the Annual Meeting and any adjournment thereof.

     In accordance with the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on May 31, 2001 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

     A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of 10 days prior to the Annual Meeting at the offices of the Company, 200 Carillon Parkway, St. Petersburg, Florida 33716, and will also be available for examination at the Annual Meeting until its adjournment.

     YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. WE INVITE ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                                          By Order of the Board of Directors,

                                          /s/DANIEL D. GRANGER
                                          Daniel D. Granger
                                          Chief Executive Officer

IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

St. Petersburg, Florida
June 22, 2001

                                PROXY STATEMENT

                         CATALINA MARKETING CORPORATION
                              200 CARILLON PARKWAY
                         ST. PETERSBURG, FLORIDA 33716
                             ---------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                 JULY 26, 2001
                             ---------------------
                     SOLICITATION AND REVOCATION OF PROXIES
     The enclosed proxy is solicited by and on behalf of the Board of Directors of CATALINA MARKETING CORPORATION, a Delaware corporation (the "Company"), for use at the Company's 2001 Annual Meeting of Stockholders to be held on July 26, 2001 at 8:30 AM at the Company's offices at 200 Carillon Parkway, St. Petersburg, FL, 33716, and at any and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering written notice of revocation to the Company at its principal office, 200 Carillon Parkway, St. Petersburg, FL, 33716, Attention: Corporate Secretary, or by executing a subsequent proxy and presenting it at the meeting. A proxy may also be revoked by the person who executed the proxy attending the Annual Meeting and voting in person. In addition to this solicitation, officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by mail or personal calls. The Company may, but does not currently plan to, engage a proxy solicitation firm in connection with the solicitation of proxies. The expense of any such engagement is not expected to exceed $10,000. All costs of solicitation will be borne by the Company. The Company has requested brokers and nominees who hold stock in their name to furnish this proxy material to their customers and the Company will reimburse such brokers and nominees for their related out-of-pocket expenses. This Proxy Statement of the Company will be mailed on or about June 22, 2001 to each stockholder of record as of the close of business on May 31, 2001.

                             VOTING AT THE MEETING
     The Company had 56,408,149 shares of Common Stock, par value $.01 per share (the "Common Stock"), outstanding as of May 31, 2001. Holders of record of shares of Common Stock at the close of business on May 31, 2001 will be entitled to notice of and to vote at the Annual Meeting and will be entitled to one vote for each such share so held of record. Holders of a majority of the outstanding shares, if present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and "broker non-votes" (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors will be elected by a plurality vote of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Accordingly, abstentions and broker non-votes will not have an effect on the outcome of the election of directors. In all matters of which the Company is aware, other than the election of directors, the affirmative vote of the majority of shares present in person or by proxy at the Annual Meeting and entitled to vote thereon is required. For such proposals, abstentions are counted for purposes of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against each such proposal. Also, for these proposals, broker non-votes are not counted as shares present at the meeting and entitled to vote and therefore have no effect.

                      NOMINATION AND ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

     The persons named in the enclosed proxy will vote for the two nominees named below under "Nominees for Directors" as the two Class I Directors, unless instructed otherwise in the proxy. The persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the persons elected as Class I Directors. Each Class I Director is to hold office until the 2004 Annual Meeting of Stockholders and until his or her respective successor is duly qualified and elected.

     The names and certain information concerning the persons to be nominated to become directors by the Board of Directors at the Annual Meeting are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW UNDER "NOMINEES FOR DIRECTORS." Although each of the persons nominated has consented to serve as a director if elected and your Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the Company's directors (including the nominees) and executive officers is relevant to your consideration of the slate proposed by your Board of Directors.

DIRECTORS, EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

     The directors and nominees for director of the Company and executive officers and other significant employees of the Company as of the date of this Proxy Statement are as follows:

Daniel D. Granger.................  52   Chairman of the Board, President, Chief Executive
                                         Officer and Director
Michael G. Bechtol................  44   President of Catalina Marketing Services Worldwide
                                         and member of the Office of the President
David M. Diamond..................  42   Chief Vision Officer, President of Catalina
                                         Marketing Emerging Businesses and member of the
                                           Office of the President
Susan M. Klug.....................  41   Chief Marketing Officer, President of Catalina
                                         Marketing Solutions and member of the Office of the
                                           President
Michael T. McClorey...............  41   President of Health Services Marketing and member
                                         of the Office of the President
Joseph P. Port....................  42   Executive Vice President and Chief Financial
                                         Officer
Frank H. Barker...................  70   Director
Frederick W. Beinecke.............  58   Director
Patrick W. Collins................  72   Director
Evelyn V. Follit..................  54   Director
Anne MacDonald....................  45   Director
Thomas W. Smith...................  73   Director
Michael B. Wilson.................  64   Director

     The Board of Directors is divided into three classes, with each class holding office for staggered three year terms. The terms of Class I Directors Frank H. Barker and Patrick W. Collins expire in 2001, the terms of Class II Directors Frederick W. Beinecke, Evelyn V. Follit and Thomas W. Smith expire in 2002 and the terms of Class III Directors Daniel D. Granger, Anne MacDonald and Michael B. Wilson expire in 2003. All executive officers of the Company are chosen by the Board of Directors and serve at the Board's discretion. No family relationships exist between any of the officers or directors of the Company.

     On March 15, 2000, the Company loaned Mr. Bechtol $1.1 million for relocation purposes. This loan was satisfied in full by Mr. Bechtol in June, 2001. On October 13, 2000, the Company loaned an additional $75,000 to Mr. Bechtol to provide certain benefits, of which the entire amount is outstanding. The $75,000 loan is due and payable on October 13, 2010 and began accruing interest on October 13, 2000 at 6.4 percent per annum.

     On April 14, 2000, the Company loaned Ms. Klug $1.1 million for relocation purposes. This loan was satisfied by Ms. Klug in October, 2000.

     On June 11, 1999, the Company loaned Mr. Granger $60,000 to provide certain benefits, of which the entire amount is outstanding. The loan is due and payable on June 11, 2009 and began accruing interest on June 11, 1999 at 5.71 percent per annum.

ATTENDANCE AT MEETINGS AND BOARD COMMITTEES

     During the fiscal year ended March 31, 2001, the Board of Directors held a total of seven meetings. Each member of the Board of Directors attended at least 75% of the meetings of the Board and of the committees of which he or she was a member.

     The standing committees of the Board of Directors are the Compensation Committee, the Director Grant Plan Committee, the Audit Committee and the Nominating Committee.

     The Compensation Committee, which met on four occasions in fiscal year 2001, is responsible for (i) reviewing and recommending to the Board of Directors an integrated compensation and incentive program for all levels of management; (ii) reviewing, approving and recommending to the Board of Directors other employee compensation plans; and, (iii) reviewing and approving compensation plans for members of the Board of Directors. In addition, the Compensation Committee is responsible for: (a) granting options to purchase Company stock pursuant to the Company's 1999 Stock Option Plan; (b) determining the number of shares subject to options granted and the exercise price per share; and (c) administering such plans pursuant to their terms. Also, the Compensation Committee has full and exclusive discretionary authority to (1) construe, interpret and apply the terms of the Company's Employee Payroll Deduction Stock Purchase Plan; (2) determine eligibility and adjudicate all disputed claims under such Plan; and (3) administer such Plan in accordance with its terms. The Compensation Committee consists of Frederick W. Beinecke as chairman, Patrick W. Collins and Michael B. Wilson.

     The Director Grant Plan Committee, which did not meet in fiscal year 2001, is responsible for administering the 1992 Director Grant Plan pursuant to its terms. The Director Grant Plan Committee consists of Daniel D. Granger as chairman and Thomas W. Smith.

     The Audit Committee, which met on five occasions in fiscal year 2001, is responsible for: (i) reviewing the Company's financial results and the scope and results of audits; (ii) evaluating the Company's system of internal controls and meeting with independent auditors and appropriate Company financial and auditing personnel concerning the Company's system of internal controls; (iii) recommending to the Board of Directors the appointment of the independent auditors; and (iv) evaluating the Company's financial reporting activities and the accounting standards and principles followed. The Audit Committee consists of Thomas W. Smith as chairman, Frank H. Barker and Evelyn V. Follit. The Audit Committee's functions are detailed in a written Audit Committee Charter adopted by the Board of Directors, which is attached as Appendix B to this Proxy Statement.

     The Nominating Committee, which met on five occasions in fiscal year 2001, is responsible for recommending qualified candidates for election as directors of the Company, including the slate of directors which the Board of Directors proposes for election by stockholders at each annual meeting, and for making recommendations to the Board of Directors concerning the structure and membership of the committees of the Board of Directors. In carrying out its functions in regard to Board membership, the Committee will consider nominees recommended by stockholders upon written submission of pertinent data to the attention of the Corporate Secretary. Such data should include complete information as to the identity of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, particular field or fields of expertise, and the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be a director of the Company as well as what particular contribution to the success of the Company such person could be expected to make. The Nominating Committee consists of Frank H. Barker as chairman, Frederick W. Beinecke and Daniel D. Granger.

NOMINEES FOR DIRECTORS

     The following two persons will be placed in nomination for election to the Board of Directors as Class I Directors. The shares represented by the proxy cards returned will be voted FOR the election of these nominees unless otherwise stated in the proxy.

     Frank H. Barker, who was elected as a director of the Company in January 1996, served as President and Chief Executive Officer of US Dermatologics, Inc. from October 1997 until February 1999. He is currently the Chairman of the Board of Directors of US Dermatologics, Inc. Until his retirement in January 1996, Mr. Barker served as Corporate Vice President responsible for public relations and government affairs and Company Group Chairman responsible for the ophthalmic business and the health promotion/disease prevention business of Johnson & Johnson. Prior to his retirement, Mr. Barker had been employed by Johnson & Johnson for more than thirty years. Mr. Barker is also a director of Aradigm Corporation, a corporation engaged in the development of pulmonary drug delivery systems.

     Patrick W. Collins was elected as a director of the Company in July 1994. Until his retirement in March 1994, Mr. Collins was the Vice Chairman and Chief Operating Officer of Ralphs Grocery Company. Mr. Collins was also a director of Ralphs Grocery Company from 1988 until March 1994, and was the President of Ralphs Grocery Company from February 1976 until March 1994. Mr. Collins is also a director of Bristol Farms, Inc., a supermarket chain based in Southern California.

OTHER DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     Daniel D. Granger became Chairman of the Board of Directors of the Company in July 2000 and President and Chief Executive Officer of the Company in July 1998, and has served as a director of the Company since April 1998. Prior to becoming President and Chief Executive Officer, Mr. Granger served as the Company's President and Chief Operating Officer from April 1998 to July 1998 and as President of Catalina Marketing Services from January 1996 until April 1998. He also served as Executive Vice President, Sales of the Company from October 1995 until January 1996. Prior to October 1995, Mr. Granger had been employed with the Company for eight years, serving as Chief Executive Officer and President of Catalina Electronic Clearing Services, then an operating unit of the Company.

     Michael G. Bechtol has served as President of Catalina Marketing Services Worldwide, an operating unit of the Company, and as a member of the Office of the President, since February 2000. Prior to his appointment as President of Catalina Marketing Services Worldwide, he served as Executive Vice President and President of Catalina Marketing Services since October 1998. Prior to that, Mr. Bechtol was the Executive Vice President, Retail of Catalina Marketing Services, from April 1998 until October 1998. In his capacity as President of Catalina Marketing Services Worldwide, Mr. Bechtol directs all management activities for the Company's core business throughout the world. Mr. Bechtol has been employed by the Company in various capacities since 1986.

     David M. Diamond has served as President of Catalina Marketing Emerging Businesses, an operating unit of the Company, and as a member of the Office of the President, since February 2000 and as Chief Vision Officer of the Company since October 1998. Mr. Diamond had previously served as Executive Vice President of the Company from October 1998 to February 2000 and as Executive Vice President, Marketing and New Applications of Catalina Marketing Services, from January 1997 to October 1998. Prior to joining the Company, Mr. Diamond was a marketing consultant from 1993 to 1996, served as President and Chief Executive Officer of Lamaze Publishing Company from 1991 to 1992, and was Senior Vice President of New Products with ActMedia from 1988 to 1991.

     Susan M. Klug has served as Chief Marketing Officer, member of the Office of the President and President, Catalina Marketing Services since April 2000. Prior to accepting her current position with the Company, Ms. Klug served as Senior Vice President, Sales and Marketing for Albertsons/Lucky Stores from February 1998 to February 2000, and as Senior Vice President, Sales and Marketing for The Vons Company from October 1994 to October 1997. Ms. Klug worked for Catalina in various roles in sales and marketing from May 1989 to October 1994.

     Michael T. McClorey has served as President of Health Services Marketing, an operating unit of the Company, and as a member of the Office of the President since February 2000 and as President of Health Resource Publishing Company, a subsidiary of the Company, since April 1995. Mr. McClorey joined the Company in 1986 and has served in a variety of sales and retail management positions for the Company, most recently as a senior vice president.

     Joseph P. Port joined the Company as Senior Vice President and Chief Financial Officer in April 1999. He was promoted to Executive Vice President and Chief Financial Officer in July 2000. Prior to joining the Company, Mr. Port served as Vice President of Finance and Corporate Controller for Kaydon Corporation, a precision industrial manufacturing company. Prior to his employment with Kaydon Corporation, Mr. Port was a corporate controller for GATX Logistics, Inc. Prior to that position, Mr. Port served in various financial and accounting positions during ten years with Harris Corporation and as a certified public accountant with KPMG Peat Marwick, LLP.

     Frederick W. Beinecke was elected as a director of the Company in January 1993 and also served as a director of the Company from 1985 until January 1990. He has been the President of Antaeus Enterprises, Inc. (a venture capital and marketable securities investment company) since 1982. Mr. Beinecke is also a director of several private companies.

     Evelyn V. Follit was elected as a director of the Company in February 2000. From October 1997 to present, Ms. Follit has been employed by the Tandy Corporation as the Senior Vice President and Chief Information Officer. From October 1996 to March 1997, Ms. Follit was the Vice President of Operations/ Engineering for ACNielsen, and from October 1984 to September 1996, she was the Global Planning and Technology Leader at Dun & Bradstreet.

     Anne MacDonald was elected as a director of the Company in February 2001. Since October 1997, Ms. MacDonald has been employed by Citibank, a division of Citigroup, in various capacities, most recently as the Managing Director of Global Marketing. From 1993 to 1997, Ms. MacDonald was the Vice President, Brand Marketing for the Pizza Hut division of PepsiCo. From 1983 to 1993, she was employed in various senior management capacities by NW Ayer, a privately held advertising agency.

     Thomas W. Smith was elected as a director of the Company in July 1994. Mr. Smith founded and has been Managing Partner of Prescott Investors, a private investment partnership, since 1973.

     Michael B. Wilson was elected as a director of the Company in January 1993, and has performed consulting work for the Company since 1998. He was Vice President, Sales and Marketing, Consumer and Commercial Paper Products, for Georgia-Pacific Corporation until his retirement in September 1992.

          SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 31, 2001, certain information regarding the ownership of Common Stock of each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, each of its directors and executive officers and all directors and executive officers as a group.

                                                              SHARES BENEFICIALLY
                                                                   OWNED(1)
                                                              -------------------
OFFICERS, DIRECTORS AND STOCKHOLDERS                           NUMBER     PERCENT
------------------------------------                          ---------   -------
T. Rowe Price Associates(2).................................  5,651,050    10.17%
  100 E. Pratt Street
  Baltimore, MD 21202
General Electric Company(3).................................  5,082,396     9.15%
  3135 Easton Turnpike
  Fairfield, Connecticut 06431
Frederick W. Beinecke(4)....................................  3,210,769     5.78%
  c/o Antaeus Enterprises Inc.
  99 Park Avenue, Suite 2200
  New York, NY 10016
Antaeus Enterprises, Inc.(4)................................  2,976,582     5.36%
  99 Park Avenue, Suite 2200
  New York, NY 10016
Thomas W. Smith(5)..........................................  2,954,772     5.32%
  323 Railroad Avenue
  Greenwich, CT 06830
Daniel D. Granger...........................................    778,505      1.4%
David M. Diamond(6).........................................    378,419        *
Michael G. Bechtol..........................................    162,549        *
Joseph P. Port..............................................    108,000        *
Michael T. McClorey(7)......................................     62,724        *
Michael B. Wilson...........................................     16,290        *
Patrick W. Collins(8).......................................     12,351        *
Frank H. Barker(9)..........................................          0        *
Evelyn V. Follit............................................          0        *
Susan M. Klug...............................................          0        *
Anne MacDonald..............................................          0        *
All directors and executive officers as a group (13
  persons)..................................................  7,689,379    13.84%

---------------

 *  Amount represents less than 1% of the Company's Common Stock.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Such shares are included for Messrs.
    Granger -- 727,440, Bechtol -- 75,750, Diamond -- 374,250,
    McClorey -- 30,000, Port -- 108,000 and all directors and executive officers as a group -- 1,315,440, all of which options are exercisable within 60 days of March 31, 2001. The beneficial ownership reported in this table does not include phantom stock units (each unit being the non-voting economic equivalent to one share of

    Common Stock) held by certain officers and directors of the Company under the Catalina Marketing Corporation Deferred Compensation Plan as follows:
    Messrs. Barker -- 15,973.89 units, Granger -- 842.34 units,
    Collins -- 12,000 units, Smith -- 15,525.28 units and Wilson -- 16,702.57 units and Ms. Follit -- 4,836 units and Ms. MacDonald -- 4,926.93 units. Information with respect to beneficial owners of more than five percent of the outstanding shares of the Company's Common Stock is provided based on Schedules 13G or 13D filed by such persons or more recent information provided by such persons to the Company.
(2) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(3) These securities are deemed beneficially owned by General Electric Company ("GE"), its subsidiaries General Electric Investment Corporation ("GEIC"), GE Asset Management Incorporated ("GEAMI") and the trustees of the General Electric Pension Trust. GEIC is a registered investment advisor and acts as investment manager of the General Electric Pension Trust and as investment advisor to certain other entities and accounts and thus may be deemed to share voting or investment authority with respect to shares held by them. GEAMI is a registered investment advisor which acts as investment advisor for certain entities and accounts and may be deemed to be the beneficial owner of certain shares owned by such entities or accounts. GE and its subsidiaries and affiliates expressly disclaim that they are members of a group. GE further disclaims beneficial ownership of all securities listed.
(4) Frederick W. Beinecke, a director of the Company, is the President and a director of Antaeus Enterprises, Inc. ("Antaeus"). Mr. Beinecke is also a beneficiary of a trust that is one of four trusts, each of which owns 25% of Antaeus, resulting in the attribution of beneficial ownership to Mr. Beinecke of the shares held by Antaeus. The shares listed for Mr. Beinecke include 73,687 shares owned directly by him, 2,976,582 shares held by Antaeus and 160,500 shares held by a trust for Mr. Beinecke's benefit. Antaeus and Mr. Beinecke may be deemed to be part of a group, together with a trust, which group would beneficially own 3,210,769 shares constituting approximately 5.8% of the Company's outstanding shares. Except for the shares owned directly by each of them, Antaeus and Mr. Beinecke disclaim beneficial ownership of all shares.
(5) Shares listed for Mr. Thomas W. Smith, a director of the Company, include 302,652 shares owned directly by Mr. Smith, 1,263,000 shares held by Idoya Partners, a limited partnership of which Mr. Smith is general partner, 1,122,000 shares held by Prescott Associates, a limited partnership of which Mr. Smith is general partner, 66,000 shares held by Prescott International Partners, a limited partnership of which Mr. Smith is general partner, 85,920 held by Mr. Smith's wife and various other family members, with respect to which he shares voting power, 36,000 shares held in accounts for Mr. Smith's children over which he has sole voting and investment authority, and 79,200 shares held by Prescott Investors profit sharing account for which Mr. Smith is trustee.
(6) In addition to the shares listed, Mr. Diamond beneficially owns 42,985 shares of common stock of SuperMarkets Online, Inc., a subsidiary of the Company, which were received by Mr. Diamond while he was a consultant to the Company prior to his joining the Company as an employee.
(7) In addition to the shares listed, Mr. McClorey beneficially owns 279,374 shares of common stock and 9,375 options to purchase common stock of Health Resource Publishing Company, a subsidiary of the Company, which is part of the Health Services Marketing unit. Mr. McClorey is the President and Chief Executive Officer of Health Resource Publishing Company.
(8) Shares listed for Patrick W. Collins, a director of the Company, include 1,326 shares owned directly by Mr. Collins, and 11,025 options currently exercisable or exercisable within 60 days held by Mr. Collins' son. Mr. Collins disclaims beneficial ownership of such options.
(9) In addition to the shares listed, Mr. Barker beneficially owns options to purchase 21,125 shares of common stock of Health Resource Publishing Company, a subsidiary of the Company, which were received by Mr. Barker in his capacity as a director of Health Resource Publishing Company.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and 10% stockholders to file reports regarding initial ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company's information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to the Company by the Company's executive officers, directors and 10% stockholders. The Company has recently become aware that, due to an administrative error, Mr. Granger did not report the acquisition of 251.64 phantom stock units on Form 4 in 1999. Mr. Granger has filed an amended Form 5 to correct this error. The Company is not aware of any noncompliance with the requirements of Section 16(a) to file reports during the Company's last fiscal year.

                      AMENDMENT TO 1999 STOCK OPTION PLAN

                                  (PROPOSAL 2)

     Subject to the approval of the Company's stockholders, the Board of Directors of the Company, on April 26, 2001, approved an amendment to the Company's 1999 Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock available for the grant of options, and for the issuance of shares upon exercise thereof, by 400,000. The purpose of Proposal 2 is to assure that the Company has sufficient shares available under the Option Plan to attract and retain excellent employees for the Company and its subsidiaries, including, in particular, the employees of Health Resource Publishing Company, as further outlined below.

     The Option Plan was approved by the Board of Directors in April 1999 and approved by the stockholders in July 1999. Pursuant to the Option Plan, 4,800,000 shares of the Company's Common Stock are reserved for issuance upon exercise of options granted under the Option Plan. Options to purchase an aggregate of 3,536,576 shares have been granted, net of cancellations under the Option Plan, of which options to purchase 3,337,196 shares were outstanding on March 31, 2001 and options to purchase 199,380 shares have been exercised. Thus, there are an additional 1,263,424 shares available for grant of options in the future under the Option Plan.

     The number of shares of Common Stock available for the grant of options approved by the Board of Directors and the stockholders in 1999 was intended by management and the Board of Directors of the Company to be sufficient for the expected level of options to be granted to employees of the Company through fiscal 2002. However, the Company's subsidiary, Health Resource Publishing Company ("HRPC"), has recently terminated the separate option plan under which options to purchase shares of HRPC were granted, which has been the source of equity incentives for HRPC's employees and advisers. It has been determined by management of the Company and HRPC that future equity incentives for this group should relate to the Company as a whole and therefore will be granted under the Company's Option Plan. This change should further align the interests of HRPC's employees and advisers with the interests of the Company and its stockholders.

     The grant of such options to employees and advisers of HRPC was not contemplated when the number of shares available for issuance under the Option Plan was established. As a result of the termination of HRPC's separate option plan and the intention to grant employees and advisers of HRPC options under the Company's Option Plan, the number of shares of Common Stock available for the grant of additional options under the Option Plan is not sufficient for the balance of the current fiscal year. The 400,000 shares to be added to the option pool under the Option Plan are expected to be sufficient to satisfy the need to add the employees and advisors of HRPC to the group of persons receiving options for this fiscal year. The Company anticipates that the Board of Directors will approve the reservation of additional shares for option grants under the Option Plan following fiscal 2002, subject to the approval by the Company's stockholders at the annual meeting of stockholders to be held in July 2002.

     As of May 31, 2001, options to purchase 8,381,408 shares of Common Stock were outstanding under the Amended and Restated 1989 Stock Option Plan and the 1999 Option Plan, and an additional 627,030 shares were available for future grants of options under the Option Plan. On the same date, there were 56,408,149 shares of Common Stock outstanding. Thus, the proposed increase in shares available for the grant of options under the Option Plan represents approximately .6% of the number of shares outstanding and subject to existing options as of May 31, 2001.

     The affirmative vote of a majority of the outstanding shares present or represented and entitled to vote at this meeting will be required to approve Proposal 2. YOUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL 2 TO APPROVE AN AMENDMENT TO THE OPTION PLAN.

SUMMARY OF THE OPTION PLAN

Purpose

     The Board of Directors believes that the Company's Option Plan has been and will continue to be an important method for the Company to provide incentives to key employees of the Company and its subsidiaries, to encourage proprietary interest in the Company and to attract new employees with outstanding qualifications. The increase in the number of shares of Common Stock is being proposed in order to permit the Board of Directors to continue to make available to existing and future employees benefits under the Option Plan.

Eligibility and Administration

     The Option Plan authorizes the Administrator, which is defined as either the Board of Directors or a committee of at least three members appointed by the Board of Directors, to select the Participants who are to be granted options, determine the number of shares of Common Stock to be granted to each optionee, designate such options as incentive stock options or nonstatutory stock options and determine to what extent the options may be transferable. As of the date hereof, there are approximately 550 employees who are eligible to participate in the Option Plan under the Company's policies. All directors are eligible to participate under the Option Plan. The current Administrator is the Compensation Committee of the Board of Directors. The Administrator's interpretations and construction of the Option Plan are final and binding on the Company. The members of the Compensation Committee are Frederick W. Beinecke, as chairman, Patrick W. Collins and Michael B. Wilson.

Shares Available for Issuance Under the Option Plan

     Without taking into account Proposal 2's increase in the authorized number of shares of Common Stock available under the Option Plan, as of March 31, 2001, options to purchase 8,942,889 shares of Common Stock at prices ranging from $7.7083 to $35.625 were outstanding under the Amended and Restated 1989 Stock Option Plan and the 1999 Stock Option Plan, and an additional 1,263,424 shares were available for future grants of options under the Option Plan. On the same date, there were 55,548,864 shares of Common Stock outstanding. Thus the proposed increase in shares available for the grant of new options under the Option Plan represents approximately .6% of the number of shares currently outstanding and subject to options as of March 31, 2001.

Grant, Exercise and other Terms of Options

     Options issued under the Option Plan are designated as either incentive stock options or nonstatutory stock options. Incentive stock options are options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory options are options not intended to so qualify.

     The exercise price of options granted under the Option Plan may not be less than 100% of the fair market value of the Common Stock of the Company (as defined by the Option Plan) on the date of the grant. With respect to any participant who owns stock representing more than 10% of the voting rights of the outstanding Common Stock of the Company, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value of the Common Stock on the grant date, and the maximum term of any such incentive stock option must not exceed five years.

     Options are evidenced by written stock option agreements in a form approved by the Administrator from time to time and no option is effective until the applicable stock option agreement has been executed by both parties thereto. Options granted under the Option Plan may become exercisable in cumulative increments over a period of months or years, or otherwise, as determined by the Administrator, provided that no option may become exercisable prior to one (1) year following the grant thereof. The purchase price shall be paid in cash; provided, however, that if the applicable option agreement so provides, or the Administrator, in its sole discretion otherwise approves thereof, the purchase price may be paid in shares of Common Stock having a fair market value on the exercise date equal to the exercise price or in any combination of cash and shares of Common Stock, as long as the sum of the cash so paid and the fair market value of the shares so surrendered equals the aggregate purchase price. Optionees who also participate in the Company's Deferred Compensation Plan may elect, in lieu of receiving shares of Common Stock upon the exercise of nonstatutory options, to deposit the option profit (the difference between the aggregate option exercise price and the fair market value of the Common Stock on the date of exercise) into a phantom stock unit account under the Company's Deferred Compensation Plan.

     No options granted under the Option Plan are exercisable after the expiration of ten years (or less in the discretion of the Administrator) from the date of the grant, and no incentive stock options granted under the Option Plan to a Participant who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Company shall be exercisable after the expiration of five years (or less, in the discretion of the Administrator) from the date of the grant. The aggregate fair market value (as of the respective date or dates of grant) of the shares of Common Stock underlying the incentive stock options that are exercisable for the first time by an optionee during any calendar year under the Option Plan and all other similar plans maintained by the Company may not exceed $100,000. If an optionee ceases to be an employee of the Company for any reason other than his or her death, Disability or Retirement (as such terms are defined in the Option Plan), such optionee shall have the right, subject to certain restrictions, to exercise that option at any time within ninety days (or less, in the discretion of the Administrator) after cessation of employment, but, except as otherwise provided in the applicable option agreement, only to the extent that, at the date of cessation of employee, the optionee's right to exercise such option had accrued and had not been previously exercised. The Administrator, in its sole discretion, may provide that the option shall cease to be exercisable on the date of such cessation if such cessation arises by reason of termination for Cause (as such term is defined in the Option Plan) or if the optionee becomes an employee, director or consultant of an entity that the Administrator determines is in direct competition with the Company.

     In the event an optionee dies before such optionee has fully exercised his or her option, then the option may be exercised in full at any time within twelve months after the optionee's death by the executor or administrator of his or her estate or by any person who has acquired the option directly from optionee by bequest or inheritance, but except as otherwise provided on the applicable option agreement, only to the extent that, at the date of death, the optionee's right to exercise such option had accrued pursuant to the terms of the applicable option agreement and had not been forfeited or previously exercised.

     In the event an optionee ceases to be an employee of the Company by reason of Disability, such optionee shall have the right, subject to certain restrictions, to exercise the option at any time within twelve months (or such shorter period as the Administrator may determine) after such cessation of employment, but only to the extent that, at the date of cessation of employment, the optionee's right to exercise such option had previously accrued pursuant to the terms of the applicable option agreement and had not previously been exercised.

     In the event an optionee ceases to be an employee of the Company by reason of Retirement, such optionee shall have the right, subject to certain restrictions, to exercise the option at any time within ninety days (or such longer or shorter period as the Administrator may determine) after cessation of employment, but only to the extent that, at the date of cessation of employment, the optionee's right to exercise such option had accrued pursuant to the terms of the applicable option agreement and had not previously been exercised.

Adjustment of Options Upon Certain Events

     If the Company merges with another corporation and the Company is the surviving corporation in such merger and under the terms of such merger the shares of Common Stock outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding option shall continue to apply to the shares subject thereto and will also pertain and apply to any additional securities and other property, if any, to which a holder of the number of shares subject to the option would have been entitled as a result of the merger.

     In the event all or substantially all of the assets of the Company are sold, the Company engages in a merger where the Company does not survive or the Company is consolidated with another corporation, each outstanding option will become exercisable (without regard to the vesting provisions thereof) for a period of at least 30 days ending five days prior to the effective date of the transaction or, in its sole discretion, the surviving corporation may (i) grant to optionees options to purchase shares of the surviving corporation upon substantially the same terms as the options granted under the Option Plan or
(ii) provide optionees the choice of exercising the option prior to the consummation of the transaction or receiving a replacement option. Notwithstanding anything to the contrary and except as otherwise expressly provided in the applicable stock option agreement, the vesting or similar installment provisions relating to the exercisability of any option or replacement option tendered as described in the previous sentence shall be accelerated and the optionee shall have the right, for a period of at least 30 days, to exercise such option in the event that the optionee's employment with or services for the Company should terminate within two years following a Change of Control (as defined in the Option Plan), unless such employment or services are terminated by the Company for Cause (as defined in the Option Plan) or by the optionee voluntarily without Good Reason (as defined in the Option Plan), or such employment or services are terminated due to the death or Disability of the optionee. Notwithstanding the foregoing, no incentive stock option shall become exercisable pursuant to the foregoing without the optionee's consent, if the result would be to cause such option not to be treated as an incentive stock option.

     The number of shares of Common Stock covered by the Option Plan, the number of shares of Common Stock covered by each outstanding option and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of such shares or a stock split or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued shares effective without receipt of consideration by the Company.

Transfer of Options

     Unless an option is designated transferable by the Administrator upon grant, during the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable. No incentive stock option may be designated as transferable. In the event of the optionee's death, any nontransferable option shall be transferable by the optionee by the optionee's will or the laws of descent and distribution.

Amendment and Termination

     The Option Plan will continue in effect until terminated by the Board of Directors or until expiration of the Option Plan on April 29, 2009. The Board may suspend or discontinue the Option Plan or revise or amend it, provided that, without the approval of the Company's stockholders, no such revision or amendment may: (i) Increase the number of shares of Common Stock which may be issued under the Plan; (ii) Change the designation of classes of persons eligible to receive options under the Option Plan; (iii) Modify the Option Plan such that it fails to meet the requirements of Rule 16b-3 of the Securities and Exchange Commission for the exemption of acquisition, cancellation, expiration or surrender of options from the operation of Sec-tion 16(b) of the Exchange Act; or 10 (iv) Amend the Option Plan to defeat the purpose of the above restrictions on amendments.

Federal Income Tax Consequences

     The following discussion is intended only as a general summary of the federal income tax consequences to participants and the Company with respect to the Option Plan. The discussion is based on current laws which are subject to change at any time or which may be interpreted differently. The discussion does not address tax consequences under the laws of any state, local or foreign jurisdiction, nor does it address federal and state estate, inheritance and gift taxes. Further, the tax treatment of each Participant will depend in part upon such Participant's particular tax situation.

     The Code provides favorable tax treatment for incentive stock options. Incentive stock options are subject to certain requirements which are set forth in the Option Plan. Generally, upon the grant of an incentive stock option, and upon the exercise of the incentive stock option during employment or within three months after termination of employment, the optionee will not recognize any income. However, any appreciation in the value of the shares from the date of grant through the date of exercise will generally be an item of adjustment in determining the optionee's potential liability for alternative minimum tax for the taxable year of exercise. The alternative minimum tax may produce a higher tax liability than the regular income tax applicable to the optionee.

     The sale or disposition of Common Stock purchased upon exercise of an incentive stock option is generally a taxable event. The optionee will recognize a gain or loss in an amount equal to the difference between his or her basis (normally the exercise price) in the Common Stock and the proceeds from the sale or disposition. If the Common Stock acquired pursuant to an incentive stock option is not sold or otherwise disposed of within two years from the date of grant of the incentive stock option and is held for at least one year after exercise of the incentive stock option (the "Holding Period"), any gain or loss resulting from the sale or disposition of the Common Stock will be treated as long term capital gain or loss. If Common Stock acquired upon exercise of an incentive stock option is disposed of prior to the expiration of the Holding Period (a "Disqualifying Disposition"), the excess of the fair market value of the Common Stock on the date of exercise over the exercise price or the excess of the sale price over the exercise price, whichever is less, will be treated as ordinary income in the year of disposition. However, any additional gain will be taxed as capital gain. If an optionee disposes of the Common Stock more than one year after the date of exercise, such capital gain or loss will be treated as long term capital gain or loss.

     The Company normally is not entitled to a deduction with respect to incentive stock options. However, in the event of a Disqualifying Disposition, the Company is entitled to deduct the ordinary income realized by the optionee. Optionees are required to notify the Company of any Disqualifying Dispositions.

     No taxable income will be realized by an optionee upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee must recognize as ordinary income the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. The Company may deduct this amount provided the Company satisfies the applicable reporting requirements. An optionee's new basis in the Common Stock acquired upon exercise of a nonstatutory stock option will generally be the fair market value of the shares on the date of exercise. Upon a subsequent disposition of such of Common Stock, the optionee will ordinarily realize a capital gain or loss to the extent of any intervening appreciation or depreciation. If an optionee disposes of the Common Stock more than one year after the date of exercise, such capital gain or loss will be treated as long term capital gain or loss.

                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

                                  (PROPOSAL 3)

     The Board of Directors has selected Arthur Andersen LLP to audit the financial statements of the Company for the year ending March 31, 2002. Arthur Andersen LLP has audited the Company's financial statements since 1985. The persons named in the enclosed proxy will vote shares represented by proxies returned to the Company FOR the proposal unless instructed otherwise in the proxy.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY AND APPROVE THE SELECTION OF THE ACCOUNTING FIRM ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2002.

     A representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to any questions and to make a statement on behalf of his firm, if he so desires.

                         TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between the Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is composed of Messrs. Beinecke as chairman, Collins and Wilson. Mr. Wilson has performed consulting work for the Company since 1998. The Committee is responsible to the Board and indirectly to stockholders for assuring that:

          1. The Company's human resource policies are effective in attracting, retaining and developing outstanding executive talent;

          2. The Company has succession plans for senior management positions;

          3. The Company's total compensation program supports the Company's business goals and strategies, reinforces desired corporate behaviors, and properly recognizes performance; and

          4. The Company's compensation levels are internally equitable and externally competitive.

     The Committee sets compensation policies designed to maintain a strong relationship between performance and rewards, to align the interests of the executive officers with those of the stockholders and to actively encourage ownership of the Company's Common Stock. The Compensation Committee's actions with regard to executive officers who are members of the Board of Directors are subject to Board approval.

EXECUTIVE COMPENSATION POLICY

     The Company's compensation program is designed to attract, motivate, reward and retain the management talent required to achieve aggressive corporate growth and profitability objectives, and thereby increase stockholder value. It is the Company's policy to provide conservatively competitive base salaries to attract and retain highly capable managers, attractive annual incentive bonuses to encourage and reward achievement of the Company's annual growth and profitability goals, and significant equity opportunities to align the interests of management with those of stockholders.

     Because of the unique position the Company occupies within its market sector, there are few peer companies with which the Company can compare its management compensation. Consequently, the Compensation Committee does not rely solely on competitive surveys to set management compensation levels.

However, the Compensation Committee does review the executive compensation levels in other publicly held growth companies in related and other industries, and obtains advice from independent consultants as to the Company's pay practices and levels.

     The tax deductibility of a senior executive's compensation is limited to $1 million a year unless such compensation is "performance based" or meets other exemptions under the Internal Revenue Code. It is the Company's policy to structure and administer its compensation program for executives to maximize the tax deductibility of executive compensation, unless there are other countervailing factors.

EXECUTIVE COMPENSATION PROGRAM

     The principal elements of the executive compensation program are base salary, annual incentive bonuses and stock options. Key management personnel receive each element of compensation in various combinations, with the portion of total compensation provided by annual incentive bonuses and stock options increasing at higher management levels.

Base Salaries

     The Compensation Committee reviews the salaries paid to the Company's executive officers and considers increases based on several factors, including competitive compensation data, individual performance, internal relationships and the performance and prospects of the Company.

Annual Incentive Bonuses

     Annual incentive bonuses are awarded to the Company's management under the annual management incentive plan. Bonuses are set as a target percentage of salary by management level and are earned based on individual and Company performance in relation to financial objectives set by the Compensation Committee and non-financial objectives established by senior management. Bonus targets range from 12% up to 80% of base salary. Cash payments under the annual management incentive plan ranged from 5% to 60% of individual employee's base salary for fiscal 2001, with the exception of Messrs. Bechtol and Diamond, who had specific, individual performance based incentive plans.

Stock Options

     Annual stock option grants are recommended by the Chief Executive Officer and are reviewed and approved by the Compensation Committee. Grants are based on several factors, including an evaluation of individual performance, tenure with the Company and management level. Special grants are used to attract experienced managers to join the Company. The Compensation Committee believes that employee stock options are highly important to retain key employees and in aligning employee interests with the stockholders' interests.

COMPENSATION COMMITTEE DECISIONS AFFECTING CHIEF EXECUTIVE OFFICER'S
COMPENSATION

     Effective May 7, 2001, Mr. Granger's base salary was increased by 10%. Mr. Granger's salary level was determined based on his performance and contribution to the Company's performance as evaluated by the Compensation Committee.

     Mr. Granger's bonus for fiscal 2001 was determined by the Compensation Committee based on specific financial and non-financial performance goals. Mr. Granger's incentive bonus was $179,572 for fiscal 2001, 35.9% of his salary, which was based upon the Compensation Committee's evaluation of his performance and contribution to the Company's achievements in fiscal 2001, in which increases in revenue, net income and earnings per share were 19%, 13% and 13% respectively, over the prior year. Mr. Granger's annual compensation for fiscal 2001 (salary paid and bonus earned) was 21.5% lower than his annual compensation for the prior year.

                                          Respectfully submitted,

                                          Frederick W. Beinecke
                                          Patrick W. Collins
                                          Michael B. Wilson

         COMPENSATION OF EXECUTIVE OFFICERS AND NON-EMPLOYEE DIRECTORS

COMPENSATION EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

                                                                               SHARES OF
                                                                                 COMMON
                                                                                 STOCK
                                                                               UNDERLYING
                                                                                OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION                FISCAL YEAR   SALARY(A)    BONUS    GRANTED(B)   COMPENSATION(C)
---------------------------                -----------   ---------   -------   ----------   ---------------
Daniel D. Granger........................     2001        496,970    179,572           0         22,385
  Chairman of the Board of Directors          2000        461,941    400,000           0         16,373
  (July 2000 to present)                      1999        364,243    192,965   1,035,000         10,981
  President and Chief Executive Officer
  (July 1998 to present)
Michael G. Bechtol(d)....................     2001        294,243    390,515      90,000         45,881
  President, Catalina Marketing Services      2000        246,925    421,070           0         26,814
  Worldwide (February 2000 to present)        1999        287,324    320,000     510,000          5,183
David M. Diamond(e)......................     2001        263,285    284,742           0          6,582
  President, Catalina Marketing Emerging      2000        247,077    428,875           0          6,177
  Business (February 2000 to present) and     1999        208,762    320,088     519,000          5,219
  Chief Vision Officer (October 1998 to
  present)
Michael T. McClorey......................     2001        273,271    235,625           0          9,548
  President, Health Services Marketing        2000        259,462    108,647           0         10,927
  (February 2000 to present) and              1999        244,496    177,639      75,000          7,785
  President of Health Resource Publishing
  Company (April 1995 to present)
Susan M. Klug............................     2001        230,760    300,000     480,000        288,380
  President of Catalina Marketing             2000
  Services and Chief Marketing Officer
  (April 2000 to present)

---------------

(a) Salary includes all before-tax contributions by the employee to the Company's Deferred Compensation Plan.
(b) The number of shares of Common Stock reflect a three for one stock split effected as a stock dividend, paid on August 17, 2000 to stockholders of record as of July 26, 2000.

(c) Other compensation includes Company matching contributions and all earnings (vested and non-vested) under the Company's Deferred Compensation Plan and 401(k) Plan and reimbursement for moving expenses.
(d) Mr. Bechtol served as Executive Vice President and President of Catalina Marketing Services since October 1998, as the Executive Vice President, Retail of Catalina Marketing Services from April 1998 until October 1998 and has been employed by the Company in various capacities since 1986. Salary includes commissions of $80,000 for 1999. Mr. Bechtol has participated in specific performance based incentive plans in addition to the annual management incentive plan.
(e) Mr. Diamond joined the Company in January 1997. Mr. Diamond served as Vice President of the Company from October 1998 to February 2000 and as Executive Vice President, Marketing and New Applications, Catalina Marketing Services from January 1997 until October 1998. Mr. Diamond has participated in specific performance based incentive plans in addition to the annual management incentive plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       POTENTIAL
                                                                                                  REALIZABLE VALUE AT
                                                                                                     ASSUMED ANNUAL
                                                                                                     RATES OF STOCK
                                                                                                   PRICE APPRECIATION
                            NUMBER OF       % OF TOTAL                                                 FOR OPTION
                           SECURITIES        OPTIONS                                                      TERM
                           UNDERLYING        GRANTED                                             ----------------------
                         OPTIONS GRANTED   TO EMPLOYEES   EXERCISE PRICE ($)   EXPIRATION DATE      5%          10%
                         ---------------   ------------   ------------------   ---------------   ---------   ----------
Daniel D. Granger......            0              0                N/A                 N/A             N/A          N/A
Michael G. Bechtol.....       90,000           3.07            32.7292             4/27/10       1,852,489    4,694,572
David M. Diamond.......            0              0                N/A                 N/A             N/A          N/A
Michael T. McClorey....            0              0                N/A                 N/A             N/A          N/A
Susan M. Klug..........      480,000          16.35            32.7292             4/27/10       9,879,945   25,037,720

                   OPTION EXERCISES AND YEAR END VALUE TABLE

                                                                                  AT FISCAL YEAR END
                                                               ---------------------------------------------------------
                                                                  NUMBER OF SECURITIES                VALUE OF
                                                                 UNDERLYING UNEXERCISED       UNEXERCISED IN THE MONEY
                                    SHARES                               OPTIONS                   OPTIONS ($)(A)
                                  ACQUIRED ON      VALUE       ---------------------------   ---------------------------
                                   EXERCISE     REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                  -----------   ------------   -----------   -------------   -----------   -------------
Daniel D. Granger...............         60          1,565       652,440        622,500       9,635,737      7,355,447
Michael G. Bechtol..............    165,750      2,396,064        57,000        404,250         602,490      3,539,903
David M. Diamond................         --             --       356,250        345,750       4,684,753      3,978,078
Michael T. McClorey.............         --             --        30,000         45,000         317,100        475,650
Susan M. Klug...................         --             --                      480,000              --             --

---------------

(a) The closing price of the Company's Common Stock was $32.57 per share on March 30, 2001, the last business day of the fiscal year.

COMMON STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total return to stockholders since March 31, 1996 with that of the New York Stock Exchange Index and a peer group consisting of those public companies traded on an exchange and listed under the Standard Industry Classification (S.I.C.) Code 731 for Advertising, and other related S.I.C. Codes. The peer group is made up of:
Acxiom Corporation, Advo, Inc., Cendant Corporation, Concord EFS, Inc., Dun & Bradstreet Corporation, Grey Advertising, Inc., Information Resources, Inc., Quick Response Services, Inc., Spar Group, Inc. and Valassis Communications, Inc.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                        CATALINA MARKETING CORPORATION,
                   NYSE MARKET INDEX AND PEER GROUP INDEX(1).

                                                   CATALINA MARKETING           PEER GROUP INDEX            NYSE MARKET INDEX
                                                   ------------------           ----------------            -----------------
3/29/1996                                                100.00                      100.00                      100.00
3/31/1997                                                 99.84                      117.96                      116.77
3/31/1998                                                134.72                      201.74                      170.05
3/31/1999                                                219.84                      132.34                      181.95
3/31/2000                                                259.20                      157.00                      196.99
3/30/2001                                                250.39                      155.63                      182.82

(1) Assumes $100 invested on March 31, 1996, in Catalina Marketing Corporation at a closing price of $13.0208 on such date, the New York Stock Exchange and the peer group as defined. Historical results are not necessarily indicative of future performance.

CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into Change of Control Severance Agreements with certain of its executive officers and directors (the "Executives"). The Severance Agreements provide that if an Executive's employment is terminated by the Company or if an Executive resigns for "good reason" (which includes, among other things, a reduction in base salary or a reduction in the Executive's title, position or responsibility) within two years after a change in control, such Executive will receive severance benefits. The Executives will also be entitled to severance benefits if after a "potential change in control" (which include, among other things, the Company entering into an agreement that results in a change of control) but before a change of control actually occurs, an Executive's employment is terminated by the Company or an Executive resigns for good reason. The severance benefit includes a cash lump-sum payment equal to a multiple (the "Severance Multiple") of the Executive's annual compensation then in effect. In addition, the Executive will receive a cash lump-sum payment equal to the sum of any unpaid incentive compensation that has been allocated or awarded under any bonus or compensation plan. The Executive will also be entitled to life, disability, accident and health insurance benefits provided to the Executive and Executive's spouse and dependents for a specified number of years ("Benefit Years") from the date that Executive is entitled to receive severance benefits. If any of the Executive's severance benefits are parachute payments as defined under the Internal Revenue Code, the Company has agreed to make additional payments to such Executive to compensate such Executive for his or her additional tax obligations.

     The Company has entered into Severance Agreements with Messrs. Granger, McClorey, Bechtol, Diamond, Port and Ms. Klug. The Severance Multiple and Benefit Years is 3.0 for Mr. Granger and 2.5 for Messrs. McClorey, Bechtol, Diamond, Port and Ms. Klug.

NON-EMPLOYEE DIRECTOR COMPENSATION

     In addition to grants made pursuant to the Company's 1992 Director Stock Grant Plan, non-employee directors receive $1,500 per day for each one day Board meeting attended in person. Non-employee directors also receive $1,500 per day for each committee meeting attended in person in conjunction with a Board meeting and $1,500 per day for each committee meeting attended in person not in conjunction with a Board meeting. The Chairman of each committee receives $3,000 annually. Also, non-employee directors receive a fee of $750 for each telephonic Board or committee meeting. All expenses in connection with attendance at such meetings are paid by the Company. Also, upon each election or re-election of a non-employee director such director receives an aggregate of 6,000 restricted shares of Common Stock pursuant to the Company's 1992 Director Stock Grant Plan, as amended.

                         REPORT OF THE AUDIT COMMITTEE

The following report does not constitute soliciting materials and is not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless we state otherwise.

     The Audit Committee presently consists of the following members of the Company's Board of Directors: Frank H. Barker, Evelyn V. Follit and Thomas W. Smith. Each of the members are "independent" as defined under the listing standards of the NYSE.

     The Audit committee has reviewed and discussed the financial statements for the Company for the year ended March 31, 2001 with the Company's management. The Audit Committee has discussed with Arthur Andersen LLP, the Company's auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Audit Committee has also received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Arthur Andersen LLP with that firm and has considered the compatibility of non-audit services with Arthur Andersen LLP's independence.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          Frank H. Barker
                                          Evelyn V. Follit
                                          Thomas W. Smith

                         AUDIT COMPENSATION INFORMATION

Audit Fees. The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of the Company's financial statements was $246,200, as included in the Company's Form 10-K for the year ended March 31, 2001.

Financial Information Systems Design and Implementation Fees. The Company did not engage Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended March 31, 2001.

All Other Fees. The aggregate fees billed for all services other than audit services rendered by Arthur Andersen for the year ended March 31, 2001, was $106,579.

                          FUTURE STOCKHOLDER PROPOSALS

     The Company must receive at its principal office appearing on the front page of this Proxy Statement before February 27, 2002, any proposal which a Stockholder wishes to submit to the 2002 Annual Meeting of Stockholders, if the proposal is to be considered by the Board of Directors for inclusion in the proxy materials for that annual meeting.

     Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, A COPY WITHOUT EXHIBITS OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 2001. REQUESTS SHOULD BE MAILED TO THE SECRETARY, CATALINA MARKETING CORPORATION, 200 CARILLON PARKWAY, ST. PETERSBURG, FLORIDA 33716. THE ANNUAL REPORT ON FORM 10-K IS NOT SOLICITING MATERIAL AND IS NOT INCORPORATED IN THIS DOCUMENT BY REFERENCE.

                                          By Order of the Board of Directors,

                                          /s/DANIEL D. GRANGER
                                          Daniel D. Granger
                                          Chief Executive Officer

June 22, 2001

                                                                      APPENDIX A

                         CATALINA MARKETING CORPORATION

                            AUDIT COMMITTEE CHARTER

I. RESPONSIBILITY

     The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its financial and accounting oversight responsibilities by reviewing:

     - the systems of internal controls which management and the Board of Directors have established,

     - the financial information which is provided to the stockholders and others, and

     - the annual audit process, including the independence and objectivity of the Company's independent accountants.

     In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, the internal auditors and the independent accountants.

II. ORGANIZATION

  A. Members

     The Audit Committee shall be composed of at least three, but not more than five, independent directors elected by the Board of Directors. The members will be elected annually following the Company's Annual Stockholder meeting. In order to maintain committee continuity, no more than two new committee members should be permitted per fiscal year unless uncontrollable circumstances require otherwise. Only independent directors may be members. Independence is defined as an individual that is free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgement as a committee member. An independent director is a director who:

          (1) is not an employee of the Company, an affiliate of the Company or a current parent or predecessor company or were so employed during the past three years;

          (2) is not currently or have been in the past three years, a member of the immediate family of a current executive officer of the Company or an affiliate;

          (3) is not a partner, controlling shareholder or executive officer of a business organization that has a business relationship with the Company;

          (4) is not a significant advisor or consultant to the Company, nor affiliated with any firm that is;

          (5) is not affiliated with a significant customer or supplier of the Company;

          (6) is not an executive of another business organization where any of the Company's executives serve on the organization's compensation committee;

          (7) does not have a significant personal services contract with the Company; and

          (8) is not affiliated with a tax-exempt entity that receives significant contributions from the Company.

     Notwithstanding the requirements of (1) and (2) above, one director who is no longer and employee or who is an immediate family member of a former executive officer of the Company or its affiliates, but is not considered independent pursuant to these provisions due to the three-year restriction period, may be appointed, under exceptional limited circumstances, to the Audit Committee if the Company's Board of Directors determines in its business judgment that membership on the committee by the individual is required by the bests interests of the Corporation and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature and the reasons for that determination. This

"override" provision is only applicable to former officers and their immediate family members, and to just one member of the Audit Committee.

     Annually, a summarization of the Company's dealings with directors, firms which employ directors, and the relatives of directors should be reviewed to ensure independence.

     Each member of the Audit Committee shall be financially literate, as determined by the Company's Board of Directors in its business judgment. Additionally, at least one member of the Audit Committee must also have accounting and related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

     Annually, the Company is required to file a Written Affirmation with the New York Stock Exchange after the Board of Directors appoints the Audit Committee, and at any subsequent time when the composition of the Audit Committee changes which provides confirmation regarding independence of the committee members; financial literacy of the members; determination that at least one of the members has accounting or related financial management expertise; and the annual review and reassessment of the adequacy of the Audit Committee Charter.

     The Board of Directors shall appoint one of the members of the Audit Committee as Chairperson. The Chairperson shall have the requisite business, financial, leadership and communication skills. It is the responsibility of the Chairperson to schedule all meetings of the committee and provide a written agenda for all meetings. When appropriate, the committee chairperson should have informal pre-meeting agenda discussions with the chief financial officer (CFO), and internal and external auditors.

     All prospective new audit committee members are to meet with members of the Board of Directors and Company management to discuss the roles, responsibilities, levels of interest and qualifications associated with the position. All committee members shall be provided ongoing training and access to relevant industry and financial information and other resources to enhance the committee's knowledge and proficiency. This shall include:

     - New committee members should meet with key management personnel, including the Chief Executive Officer, Chief Financial Officer and other members of the financial team to become oriented with the Company. New committee members should meet with internal and external auditors to get a background of the key issues and risks;

     - Communication of quarterly financial reporting results, including reports from relevant operating officers which focus on problems, risks and issues; and

     - Updates on developments in accounting and financial reporting standards.

     The Audit Committee's activities and effectiveness are to be assessed at least every two years by the full Board of Directors, the independent accountants and the management of the Company.

  B. Meetings

     The Audit Committee shall meet not less than three times per year, or more frequently as circumstances require. An audit planning meeting shall be held in October to discuss the scope and objectives of the annual audit. A meeting shall be held in March/April to discuss the internal control findings, if any, and preliminary audit findings. A follow-up meeting shall be held in July to discuss the external auditor's management recommendations and other audit wrap-up items. The committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

III. DELINEATION OF RESPONSIBILITIES

     In fulfilling its responsibilities, the Audit Committee should perform the following duties:

  A. General

     The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall have unrestricted access to members of management and all information relevant to its responsibilities. They shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     The Audit Committee should meet with the internal auditors, the independent accountants, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

     It should review compliance monitoring programs in place, including, in the United States, those relating to Federal Sentencing Guidelines. The Audit Committee shall obtain periodic updates from legal counsel or the CFO as to the status of laws and regulations and the general legal affairs of the Company. They should discuss with the internal auditors and the independent accountants the results of their review of compliance with the Company's code of ethical conduct, including compliance with the Foreign Corrupt Practices Act.

     The Audit Committee should review and update the committee's charter on an annual basis.

  B. Internal Controls and Risk Assessment

     The Audit Committee should review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the Company. The Audit Committee should review the effectiveness of or weaknesses in the Company's internal controls including computerized information system controls and security, the overall control environment and accounting and financial controls. Discussions should be held with the internal and external auditors regarding the coordination of audit effort to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts, and the effective use of audit resources.

  C. Financial Reporting

     The Audit Committee should review filings with the SEC and other agencies and, if possible, other published documents containing the Company's financial statements, including annual and interim reports, press releases and statutory filings. On a quarterly basis, the Audit Committee Chairperson should have a qualitative discussion with the independent accountant regarding the Company's financial reporting prior to the filing of the Form 10-Qs.

     The committee should review with management and the independent accountants at the completion of the annual examination:

     - The Company's annual financial statements and related footnotes;

     - The independent accountants' audit of the financial statements and his or her report thereon;

     - Any significant changes required in the independent accountants' audit plan;

     - The existence of significant estimates and judgements underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves;

     - The Company's accounting principles;

     - The independent auditors' judgments about the quality of the Company's accounting principles as applied in the financial reporting.

     - The internal processes for determining and managing key financial statement risk areas; and

     - The external auditor's management letter and recommendations together with management's response.

  D. External Auditors

     The Audit Committee and the Board of Directors has the authority and responsibility to select, evaluate, approve the compensation and replace the external auditor. They should confirm and assure the independence and objectivity of the external auditors and review the nature of all services provided and the related fees. The Audit Committee is responsible for ensuring that the external auditor submits on an annual basis a formal written statement delineating all relationships and services between the auditor and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the external auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditor and for recommending that the Board of Directors take appropriate action in response to the external auditors' report to satisfy itself of the external auditors' independence. The committee should assure that the engagement partner is rotated within the period required by the SEC.

     It is the responsibility of the Audit Committee to review the scope and approach of the annual audit with the independent accountants. They should assess and review the external auditors' process for identifying and responding to key audit and internal control risks. A review of the external auditors' identification of issues and business and financial risks and exposures should be performed.

     The Audit Committee should review with management and the independent auditors the results of the annual audit, including all matters required to be communicated under Generally Accepted Accounting Standards, as well as the annual financial statements and Form 10-K for adequacy of disclosures and content. The committee should discuss and understand the specifics of any unrecorded audit adjustments and inquire whether any scope limitations or disagreements were encountered between management and the external auditors. The external auditors should be instructed to communicate directly to the Audit Committee any serious difficulties or disputes with management.

     The Audit Committee should set aside time, at least annually, to discuss and assess the external auditors' effectiveness, objectivity and independence.

  E. Internal Auditors

     The Audit Committee should review and concur with the appointment, replacement, reassignment, or dismissal of the internal auditors. The internal auditors shall report directly to the Audit Committee with a dotted line responsibility reporting to the Chief Financial Officer. The Audit Committee should, in consultation with the Chief Financial Officer, provide input regarding the audit scope and internal auditor role. The Audit Committee should ensure the internal audit is focused on the proper business, operational and financial statement risks and the plan is sufficiently linked to the Company's overall business objectives.

     The Audit Committee should consider and review with management and the internal auditors:

     - Significant findings during the year and management's responses thereto, including the timetable for implementation of the recommendations to correct weaknesses in internal control;

     - Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information;

     - Any changes required in the planned scope of their audit plan;

     - The internal audit budget; and

     - Internal auditing's compliance with the IIA's Standards for the Professional Practice of Internal Auditing (Standards).

     Annually, time shall be set aside to discuss and assess the internal auditor's effectiveness and objectivity.

                         CATALINA MARKETING CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS - JULY 26, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proxy card states the following:

         The undersigned, having received the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith, hereby appoints Daniel
D. Granger and Barry A. Brooks as Proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Catalina Marketing Corporation (the "Company") held of record by the undersigned on May 31, 2001, at the Annual Meeting of Stockholders to be held at the Company's offices, 200 Carillon Parkway, St. Petersburg, FL 33716, on Thursday, July 26, 2001 and at any adjournment or postponement thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED BELOW AND FOR EACH OF THE PROPOSALS LISTED BELOW.

                                                               For      Withheld
1.       Election of Class I Directors Frank H. Barker         [ ]        [ ]
         and Patrick W. Collins.

         INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided:

2.       To approve an amendment to the Company's              For      Against      Abstain
         1999 Stock Option Plan to increase by 400,000         [ ]        [ ]          [ ]
         the number of shares of the Company's common
         stock, available under the 1999 Stock Option
         Plan for the grant of options, and the issuance
         Of shares upon exercise thereof.

3.       Proposal to ratify and approve the selection          For      Against      Abstain
         of Arthur Andersen LLP as the Company's               [ ]        [ ]          [ ]
         Independent public accountants for fiscal 2001.

4. At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.